Exhibit 99.1

October 25, 2017

Echo Global Logistics Reports Record Third Quarter Revenue; Up 11% Year over Year
CHICAGO, Oct. 25, 2017 (GLOBE NEWSWIRE) -- Echo Global Logistics, Inc. (NASDAQ: ECHO), a leading provider of technology-enabled transportation management services, today reported financial results for the quarter ended September 30, 2017.
“We achieved record revenue in our third quarter as market conditions improved and our team executed well, driving record transactional and managed transportation revenue,” said Doug Waggoner, Chairman of the Board of Directors and Chief Executive Officer of Echo. “Our strong performance in volatile market conditions demonstrates the power of our technology and business model, which enable us to deliver on Echo’s value proposition to both clients and carriers.”

Third Quarter 2017 Highlights

•	Revenue increased by 10.7% to $509.5 million from the third quarter of 2016; net revenue(1) increased by 7.2% to $86.7 million from the third quarter of 2016

•	Net income increased 1.3% to $2.4 million; non-GAAP EBITDA(1) grew 0.5% to $16.8 million from the third quarter of 2016

•	Fully diluted EPS increased to $0.09 in the third quarter of 2017; non-GAAP fully diluted EPS(1) increased to $0.27 in the third quarter of 2017

•	Managed Transportation revenue increased 24.4% to $108.4 million and Transactional revenue increased 7.5% to $401.2 million from the third quarter of 2016
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(1)Represents a non-GAAP financial measure. For the definition and a discussion of each non-GAAP financial measure, see "Non-GAAP Financial Measures." For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see the "Reconciliation of Non-GAAP Financial Measures" section of this Press Release.

Summarized financial results and select operating metrics follow:

	Three Months Ended September 30,
Dollars in millions, except per share data	2017	2016	% change
	(unaudited)
Transactional revenue	$401.2	$373.1	7.5%
Managed transportation revenue	108.4	87.1	24.4%
Revenue	509.5	460.2	10.7%

Transportation costs	422.8	379.3	11.5%
Net revenue (1)	86.7	80.9	7.2%

Commission expense	26.5	23.8	10.9%
Change in contingent consideration	0.3	0.0	520.2%
Stock compensation expense	2.0	2.0	(0.8)%
Other selling, general and administrative	43.5	40.3	7.8%
Selling, general and administrative expense	72.3	66.3	9.0%

Depreciation	4.6	4.6	(1.3)%
Amortization	3.6	3.9	(9.1)%
Depreciation and amortization	8.1	8.5	(4.9)%

Income from operations	6.3	6.0	4.4%

Cash interest expense	1.6	1.6	(0.2)%
Non-cash interest expense	2.0	1.9	5.9%
Interest expense, net	3.7	3.6	3.1%
Income before provision for income taxes	2.6	2.5	6.3%
Income tax expense	0.2	0.1	127.1%
Net income	$2.4	$2.4	1.3%

Fully diluted EPS	$0.09	$0.08	6.6%
Diluted shares	27.6	29.1

(1)See the "Reconciliation of Non-GAAP Financial Measures" and "Non-GAAP Financial Measures" sections of this Press Release.

Reconciliation of Non-GAAP Financial Measures	Three Months Ended September 30,
Dollars in millions, except per share data	2017	2016	% change
	(unaudited)
Revenue	$509.5	$460.2	10.7%
Transportation costs	422.8	379.3	11.5%
Net revenue (1)	$86.7	$80.9	7.2%

Net income	$2.4	$2.4	1.3%
Change in contingent consideration	0.3	0.0	520.2%
Depreciation	4.6	4.6	(1.3)%
Amortization	3.6	3.9	(9.1)%
Non-cash interest expense	2.0	1.9	5.9%
Stock compensation expense	2.0	2.0	(0.8)%
Cash interest expense	1.6	1.6	(0.2)%
Income tax expense	0.2	0.1	127.1%
Non-GAAP EBITDA (1)	$16.8	$16.7	0.5%

Fully diluted EPS	$0.09	$0.08	6.6%
Change in contingent consideration	0.01	0.00	552.8%
Amortization	0.13	0.13	(4.4)%
Non-cash interest expense	0.07	0.07	11.5%
Stock compensation expense	0.07	0.07	4.4%
Tax effect of adjustments	(0.11)	(0.11)	(0.8)%
Non-GAAP fully diluted EPS (1)	$0.27	$0.25	6.1%

Operating Metrics
Net revenue margin	17.0%	17.6%	(56)	bps
Total employees	2,472	2,382	3.8%
Sales employees and agents	1,679	1,634	2.8%
Truckload (TL) revenue %	68.2%	67.8%	44	bps
Less than truckload (LTL) revenue %	26.6%	26.0%	56	bps
Intermodal revenue %	3.4%	4.4%	(100)	bps

(1)See the "Non-GAAP Financial Measures" section of this Press Release for the definition and a discussion of each Non-GAAP financial measure.

2017 Fourth Quarter and Full Year Guidance
“Given the strength of our recent results and the trends in our business, we are increasing our revenue expectations for the fourth quarter of 2017 to between $460 million and $500 million, which also raises our full year 2017 revenue guidance to a range of $1.855 billion to $1.895 billion,” said Kyle Sauers, Chief Financial Officer of Echo.

Conference Call
A conference call, with accompanying presentation slides, will be broadcast live on October 25, 2017 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Doug Waggoner, Chairman of the Board of Directors and Chief Executive Officer; Dave Menzel, President and Chief Operating Officer; and Kyle Sauers, Chief Financial Officer, will host the call. To participate in the call, dial 877-303-6235 (toll free) or 631-291-4837 (toll) and reference "Echo Global Logistics." To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com. A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website. To listen to an audio replay, call 855-859-2056 (toll free) or 404-537-3406 (toll) and enter conference ID 98027625. The audio replay will be available through November 1, 2017.

Non-GAAP Financial Measures
This release includes the following financial measures defined as "Non-GAAP financial measures" by the Securities and Exchange Commission (the "SEC"): Net revenue, Non-GAAP EBITDA and Non-GAAP fully diluted EPS. Net revenue is calculated as revenue less transportation costs. Non-GAAP EBITDA is defined as net income excluding the effects of changes in contingent consideration, depreciation, amortization, stock compensation expense, cash and non-cash interest expense, interest income and income taxes. Non-GAAP fully diluted EPS is defined as fully diluted EPS excluding changes in contingent consideration, amortization, non-cash interest expense, stock compensation expense and the tax effect of these adjustments. We believe such measures provide useful information to investors because they provide information about the financial performance of the Company's ongoing business.
Net revenue, Non-GAAP EBITDA and Non-GAAP fully diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see "Reconciliation of Non-GAAP Financial Measures" included in this release.

Forward-Looking Statements
This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. All forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2016.

Echo Global Logistics, Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Revenue	$509,530,511	$460,191,903	$1,395,368,478	$1,309,299,359

Costs and expenses:
Transportation costs	422,829,876	379,329,380	1,152,556,417	1,062,432,444
Selling, general and administrative expenses	72,283,551	66,292,712	209,719,521	206,302,091
Depreciation and amortization	8,124,486	8,543,002	24,138,759	23,670,711
Income from operations	6,292,598	6,026,809	8,953,781	16,894,113
Interest expense, net	(3,674,565)	(3,565,093)	(10,976,086)	(10,592,654)
Income (Loss) before provision for income taxes	2,618,033	2,461,716	(2,022,305)	6,301,459
Income tax (expense) benefit	(226,351)	(99,666)	1,296,578	(1,746,029)
Net income (loss)	$2,391,682	$2,362,050	$(725,727)	$4,555,430

Basic earnings (loss) per share	$0.09	$0.08	$(0.03)	$0.16
Diluted earnings (loss) per share	$0.09	$0.08	$(0.03)	$0.15

Echo Global Logistics, Inc.
Condensed Consolidated Balance Sheets

	September 30, 2017	December 31, 2016
	(unaudited)
Cash and cash equivalents	$21,212,561	$16,646,089
Accounts receivable, net of allowance for doubtful accounts	295,773,241	231,430,645
Other current assets	26,311,666	20,224,140
Total noncurrent assets	492,885,207	498,467,042
Total assets	$836,182,675	$766,767,916

Accounts payable	$202,410,256	$135,386,424
Other current liabilities	42,158,511	32,554,271
Convertible notes, net	209,036,417	203,564,011
Other noncurrent liabilities	39,749,418	37,113,480
Stockholders’ equity	342,828,073	358,149,730
Total liabilities and stockholders’ equity	$836,182,675	$766,767,916

Echo Global Logistics, Inc.
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2017	2016
	(unaudited)
Net cash provided by operating activities	$41,215,109	$55,111,562
Net cash used in investing activities	(14,744,708)	(37,248,736)
Net cash used in financing activities	(21,903,929)	(40,174,225)
Increase (Decrease) in cash and cash equivalents	4,566,472	(22,311,399)
Cash and cash equivalents, beginning of period	16,646,089	56,522,194
Cash and cash equivalents, end of period	$21,212,561	$34,210,795

About Echo Global Logistics
Echo Global Logistics, Inc. (NASDAQ: ECHO) is a leading provider of technology-enabled transportation and supply chain management services. Headquartered in Chicago with more than 30 offices around the country, Echo offers freight brokerage and Managed Transportation solutions for all major modes, including truckload, partial truckload, LTL, intermodal and expedited. Echo maintains a proprietary, web-based technology platform that compiles and analyzes data from its network of over 40,000 transportation providers to serve clients across a wide range of industries and simplify the critical tasks involved in transportation management. For more information on Echo Global Logistics, visit: www.echo.com.
ECHO: Earnings
INVESTOR RELATIONS CONTACTS:
Kyle Sauers
Chief Financial Officer
Echo Global Logistics
312-784-7695
Zach Jecklin
VP of Strategy
Echo Global Logistics
312-784-2046

MEDIA RELATIONS:
Christopher Clemmensen
SVP of Marketing
Echo Global Logistics
312-784-2132